Exhibit 99.1

News Release	News Release

Magnum Hunter Resources
Elects
Former Railroad Commissioner Victor G. Carrillo
To Board of Directors

FOR IMMEDIATE RELEASE - Houston, TX– (Market Wire) – December 22, 2010 – Magnum Hunter Resources Corporation (NYSE Amex: “MHR” and “MHR-PC”) (“Magnum Hunter”, or the “Company") announced today the election of the Honorable Victor G. Carrillo, former Chairman of the Texas Railroad Commission, to the Company’s Board of Directors, effective January 5, 2011. Mr. Carrillo will serve and qualify as an independent director. With the election of Mr. Carrillo, the Magnum Hunter Resources Board of Directors will be comprised of 9 members. Mr. Carrillo will be replacing Wayne P. Hall on the Company’s Board of Directors. Mr. Hall is a Company founder, former Chairman and CEO, and has served as Magnum Hunter’s Vice Chairman since May 2009. Mr. Hall has elected to retire as of December 31, 2010.

Mr. Carrillo has over 20 years of educational and professional experience related to the crude oil and natural gas exploration and production segment of the energy industry. A native of Abilene, Texas, he earned a B.S. degree in geology from Hardin-Simmons University in 1986 and a M.S. degree in geology from Baylor University in 1988. Mr. Carrillo joined Amoco Production Company in Houston as a petroleum geophysicist in 1988 where he gained experience in the full spectrum of oil and gas exploration and production activities. Attending the University of Houston Law Center at night while working for Amoco, Mr. Carrillo earned his Juris Doctorate degree in 1994 with emphasis in both environmental and oil and gas law.  He then joined the Texas General Land Office as an energy attorney from 1994 through 1996 where he advised the Texas Land Commissioner on a variety of oil and gas, environmental and general government relationship issues.

In 1996, Mr. Carrillo returned to Abilene, Texas where he served as an Assistant City Attorney and taught political science and legal studies classes at Hardin-Simmons University. He then ran for and won election to the Abilene City Council, where he served until he was appointed as Taylor County Judge, prior to running for and winning a four year term as Taylor County Judge. In February 2003, Texas Governor Rick Perry appointed Mr. Carrillo to fill an unexpired term on the Texas Railroad Commission. During the general election of November 2004, Mr. Carrillo received almost four million votes and won statewide election to the Texas Railroad Commission. During his time of service as a Texas Railroad Commissioner, Mr. Carrillo also served as Chairman of the Governor’s Texas Energy Planning Council. Mr. Carrillo has served on the Texas Railroad Commission for almost eight years. He will be leaving the Texas Railroad Commission effective January 3, 2011 to join Zion Oil & Gas as Executive Vice President, an oil and gas company active in onshore Israel.

During his career, Mr. Carrillo has also served as the Chairman of the Outer Continental Shelf Advisory Committee to the U.S. Secretary of the Interior, Vice Chairman of the Interstate Oil and Gas Compact Commission, member of the Committee on Gas for the National Association of Regulatory Utility Commissioners, and as a member of the Board of Advisors to the Texas Journal of Oil, Gas & Energy Law at the University of Texas School of Law.

The Abilene Young Lawyers’ Association honored Mr. Carrillo as the Young Lawyer of the Year in 2001. In 2003, he was awarded the first Young Alumni of the Year award from Hardin-Simmons University. Mr. Carrillo was awarded an honorary Doctorate degree from Hardin-Simmons University in May 2006. The son of a Mexican immigrant, Mr. Carrillo was the first in his family to have attended college. Hispanic Business Magazine has named Mr. Carrillo to its list of the 100 Most Influential Hispanics in the United States. Mr. Carrillo has been married for 26 years and has three daughters.

Management Comments

Mr. Gary C. Evans, Chairman and CEO of Magnum Hunter Resources Corporation commented, “I have had an opportunity to meet and become friends with Victor over the last several years.  While his background and academics speak for themselves, I have been most impressed with his character. Magnum Hunter Resources is very pleased to announce the appointment of Victor to our Board of Directors. I anticipate Victor’s wealth of knowledge and experience will become an invaluable asset to our Company, not only from his technical experience as a working geophysicist, but also his myriad of governmental and regulatory agency contacts throughout the energy industry. The Board of Directors and I want to thank Wayne Hall for his outstanding leadership and unselfish service to our Company and our shareholders over the last five years. I know I join everyone at Magnum Hunter in wishing Wayne all of the very best in his future endeavors.”

About Magnum Hunter Resources Corporation

Magnum Hunter Resources Corporation and subsidiaries are a Houston, Texas based independent exploration and production company engaged in the acquisition of exploratory leases and producing properties, secondary enhanced oil recovery projects, exploratory drilling, and production of oil and natural gas in the United States. The Company is presently active in three of the “big five” emerging shale plays in the United States.

For more information, please view our website at www.magnumhunterresources.com

Magnum Hunter Resources Corp. Forward-Looking Statements

This press release contains statements concerning Magnum Hunter Resources Corporation's expectations, beliefs, plans, intentions, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts. These statements and others contained in this presentation that are not historical are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Private Securities Litigation Reform Act of 1995 (the "Litigation Reform Act"). Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words "anticipate", "believe" ,"continue", "could", "estimate", "expect", "forecast", "goal", "intend", "may", "objective", "plan", "potential", "predict", "projection", "should", "will", or other similar words. Such forward-looking statements relate to, among other things: (1) the Company's proposed exploration and drilling operations on its various properties, (2) the expected production and revenue from its various properties, (3) the Company's proposed redirection as an operator of certain properties and (4) estimates regarding the reserve potential of its various properties. These statements are qualified by important factors that could cause the Company's actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) the Company's ability to finance the continued exploration, drilling and operation of its various properties, (2) positive confirmation of the reserves, production and operating expenses associated with its various properties, (3) the general risks associated with oil and gas exploration, development and operations, including those risks and factors described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission, including but not limited to the Company's Annual Report on Form 10-K for the period ended December 31, 2009 filed on March 31, 2010, and the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010 and, filed on May 17, 2010, August 12,2010 and November 12, 2010, respectively. Magnum Hunter Resources Corporation cautions readers not to place undue reliance on any forward-looking statements. Magnum Hunter Resources Corporation does not undertake, and specifically disclaims any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

Magnum Hunter Contact:	M. Bradley Davis
Senior Vice President of Capital Markets
bdavis@magnumhunterresources.com
(832) 203-4545